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                                                                 Exhibit 23




                         CONSENT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS
FOREST OIL CORPORATION:

We consent to the incorporation by reference in (i) the Registration Statements (Nos. 2-74151, 2-76946, 33-2748 and 33-59504) on Form S-8 of Forest Oil
Corporation - Retirement Savings Plan of Forest Oil Corporation, (ii) the Registration Statement (No. 33-48440) on Form S-8 of Forest Oil Corporation - 1992 Stock Option Plan of Forest Oil Corporation, (iii) the Registration Statement (No. 33-43292) on Form S-3 of Forest Oil Corporation - Common Stock issuable upon exercise of the Warrants of Forest Oil Corporation and (iv) the Registration Statements (Nos. 33-47477 and 33-47478) on Forms S-2 and S-3 of Forest Oil Corporation - Common Stock issuable to Richard Dorn and resales thereof, of our report dated February 1, 1995 relating to the consolidated balance sheet of ATCOR Resources Ltd. at December 31, 1994 and 1993, and the consolidated statements of earnings and retained earnings and changes in financial position for each of the years in the three-year period ended December 31, 1994, which report is incorporated by reference in the Current Report on Form 8-K/A of Forest Oil Corporation, dated January 31, 1996, from the registration statement, as amended, (No. 33-64949) on Form S-2 of Forest Oil Corporation.



                                             PRICE WATERHOUSE

Calgary, Alberta
April 15, 1996